UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HARSCO CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Harsco Corporation
350 Poplar Church Road
Camp Hill, PA 17011 USA
Phone: 717.763.7064
Fax: 717.763.6424
Web: www.harsco.com
Harsco Corporation
Annual Meeting of Shareholders — April 26th
Please Vote Your Shares Today
April 13, 2011
Dear Harsco Shareholder:
We recently mailed to you proxy materials for our upcoming Annual Meeting of Shareholders to be held on April 26, 2011. According to our records, your shares have not been voted. Your vote is extremely important. Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares promptly.
Time is Short! Vote Your Shares!
With the Annual Meeting now only a short time away, please act today to be sure your vote is counted. You can vote by telephone, internet or mail. For your convenience, a duplicate proxy card and voting instruction form are enclosed.
If you have already voted, we thank you for your prompt response. (In the event that two proxies are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior proxies). If you have not voted, we encourage you to do so without delay. Your vote is needed and valued, regardless of the number of shares you own.
Thank you for voting!
On behalf of the Board of Directors,

Mark E. Kimmel
Senior Vice President, Chief Administrative Officer,
General Counsel and Corporate Secretary
Enclosures
If you have questions or need assistance voting your shares, you should contact:
Morrow & Co., LLC
Brokers call collect: (203) 658-9400
Shareholders call toll free: (800) 662-5200